Exhibit 10.1

FIRST AMENDMENT OF ESI 401(k) PLAN

This First Amendment of the ESI 401(k) Plan (the “Plan”) is adopted by ITT Educational Services, Inc. (the “Employer”).

Background

A. Effective January 1, 2012, the Employer amended and completely restated the Plan.

B. The Employer now wishes to amend the Plan further.

Amendment

Effective July 1, 2013, the Plan is amended as follows:

1. Section 4.1(a)(vii)(A) of the Plan is amended to read as follows:

(A)	Basic Pre-Tax Savings – Contributions under this Section that are not in excess of 6% of the Member’s Salary for the payroll processing period for which the contributions are made shall be known as Basic Pre-Tax Savings and shall be credited to his or her Pre-Tax Investment Account; and

2. Section 5.1 of the Plan is amended to read as follows:

5.1

Matching Company Contributions. The Company shall contribute to the Plan on behalf of each of its Members who elects to make Basic Pre-Tax Savings, a Matching Company Contribution each payroll processing period. The Matching Company Contribution amount is equal to 50 percent of the first 6 percent of the Member’s Salary contributed to the Plan as Basic Pre-Tax Savings on behalf of the Member during each payroll processing period. In no event, however, shall the Matching Company Contributions pursuant to this Section exceed 3.0 percent of the Member’s Salary while a Member with respect to any Plan Year. The Matching Company Contributions with respect to a Member shall be paid into the Trust Fund and credited to the Member’s Company Matching Contribution Account as soon as practicable. No Matching Company Contributions shall be made with respect to a Member’s Supplemental Pre-Tax Savings or catch-up contributions described in Section 4.1(a)(vi). Notwithstanding the foregoing, Matching Company Contributions shall not be made during the period the Member’s Basic Pre-Tax Savings are suspended as described in Section 4.3(c) or 9.3(d). Matching Company

Contributions are made expressly conditional on the Plan satisfying the provisions of Section 4.1, 6.1 and 6.2. If any portion of the Basic Pre-Tax Savings to which the Matching Company Contribution relates is returned to the Member under Section 4.1 or 6.1, the corresponding Matching Company Contribution shall be forfeited, and if the amount of the Matching Company Contribution is deemed an excess aggregate contribution under Section 6.2, the amount shall be forfeited in accordance with that Section.

This First Amendment of ESI 401(k) Plan (2012 Restatement) is executed this 15th day of May, 2013.

ITT EDUCATIONAL SERVICES, INC.
By:	/s/ Angela K. Knowlton
(Signature)

Angela K. Knowlton
(Printed)

SVP, Controller & Treasurer
(Title)

ATTEST:
/s/ Paula S. Rabb
(Signature)

Paula S. Rabb
(Printed)

Director, Compensation and Benefits
(Title)